UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

SOUTHERN FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

                        South Carolina                                         58-2459561

                   (State or other jurisdiction of                                        (I.R.S. Employer

                         incorporation or organization)                                Identification Number)

           100 Verdae Boulevard

               Greenville, South Carolina                                     29607

            (Address of Principal Executive Offices)                                      (Zip Code)

2010 Southern First Bancshares, Inc. Stock Incentive Plan

(Full title of the plan)

R. Arthur Seaver, Jr.

Chief Executive Officer

100 Verdae Boulevard

Greenville, South Carolina 29607

(Name and address of agent for service)

(864) 679-9000

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

John M. Jennings

Nelson Mullins Riley & Scarborough LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

(864) 250-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer        ☐                                  Accelerated filer                ☐

Non-accelerated filer          ☐ (Do not check if a smaller reporting company)              Smaller reporting company   ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.01 per share	335,000	$6.31	$2,113,850	$151

(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)    Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported on the Nasdaq Global Market on August 9, 2010.  [This date must be within 5 days of filing the Form S-8.]

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

            The following documents, which have been filed by Southern First Bancshares, Inc. (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:

(a)    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 2, 2010, as amended on Form 10-K/A filed on March 9, 2010;

(b)  The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 filed on April 30, 2010;

(c)   The Company’s Current Reports on Form 8-K filed on May 19, 2010, and June 14, 2010;

(d)  The description of the Company’s capital stock contained in the Company’s Registration Statement on the 424(B)(4) prospectus filed on September 22, 2004, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

N/A

Item 5.  Interests of Named Experts and Counsel.

            N/A

Item 6.            Indemnification of Directors and Officers.

Our articles of incorporation contain a provision which, subject to certain exceptions described below, eliminates the liability of a director to the Company and its shareholders for monetary damages for any breach of duty as a director.  This provision does not eliminate such liability for (i) any breach of the director’s duty of loyalty; (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) liability imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (referred to in this Item 6 as the "Act"); and (iv) any transaction from which the director derived an improper personal benefit.

Under our bylaws, we must indemnify any person who becomes subject to a lawsuit or proceeding by reason of service as a director or officer of the Company or any other corporation which the person served as a director at the request of the company to the fullest extent permitted by law.  Under our bylaws, our directors and officers are also entitled to have the Company advance expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director or officer of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met, if a determination is made in the manner specified in Section 33-8-550 of the Act that the facts then known to those making the determination would not preclude indemnification .

In addition to the articles of incorporation and bylaws, Section 33‑8‑520 of the Act requires that “a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.”  The statute also provides that upon application of a director a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable statutory standard.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

N/A

Item 8.  Exhibits.

            The following exhibits are filed with this Registration Statement.

Exhibit Number	Description of Exhibit

4.1	Articles of Incorporation, as amended (1)
4.2	Articles of Amendment to the Articles of Incorporation establishing the terms of the Series T Preferred Stock(2)
4.3	Amended and Restated Bylaws (3)
4.4	Form of Certificate of Common Stock (1)
4.5	2010 Southern First Bancshares, Inc. Stock Incentive Plan (4)
4.6	Form of Award Agreement for Stock Options
4.7	Form of Award Agreement for Restricted Stock
5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP
23.1	Consent of Elliott Davis, LLC
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (contained in their opinion filed as Exhibit 5.1)
24	Power of Attorney (contained on the signature pages of this registration statement)

(1)           Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on July 27, 1999.

(2)           Incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on March 3, 2009.

(3)           Incorporated by reference to Exhibit 3.4 of the Company's Form 10-K filed March 24, 2008.

(4)           Incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A, filed April 6, 2010.

Item 9.  Undertakings.

    1.  The undersigned registrant hereby undertakes:

(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of securities: The undersigned registrant undertakes that in  a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            2.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of July 20, 2010.

                                                                                                                                                                                                        SOUTHERN FIRST BANCSHARES, INC.

                                                                                                                                                                                                        By: /s/R. Arthur Seaver, Jr.

                                                                                                        Name:  R. Arthur Seaver, Jr.

                                                                                                        Title:    Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Arthur Seaver, Jr. and James M. Austin, III, and each of them such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer) to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the dates indicated:

Signature	Title	Date

/s/ James M. Austin, III		July 20, 2010
James M. Austin, III	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)

/s/ Andrew B. Cajka		July 20, 2010
Andrew B. Cajka	Director

/s/Mark A. Cothran		July 20, 2010
Mark A. Cothran	Director

/s/Leighton M. Cubbage		July 20, 2010
Leighton M. Cubbage	Director

/s/Anne S. Ellefson		July 20, 2010
Anne S. Ellefson	Director

/s/David G. Ellison		July 20, 2010
David G. Ellison	Director

/s/Fred Gilmer, Jr.		July 20, 2010
Fred Gilmer, Jr.	Director

/s/Tecumseh Hooper, Jr.		July 20, 2010
Tecumseh Hooper, Jr.	Director

/s/Rudolph G. Johnstone, III, M.D.		July 20, 2010
Rudolph G. Johnstone, III, M.D.	Director

/s/James B. Orders, III		July 20, 2010
James B. Orders, III	Director

/s/R. Arthur Seaver, Jr.		July 20, 2010
R. Arthur Seaver, Jr.	Chief Executive Officer and Director (Principal Executive Officer)

William B. Sturgis	Director

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Articles of Incorporation, as amended (1)
4.2	Articles of Amendment to the Articles of Incorporation establishing the terms of the Series T Preferred Stock(2)
4.3	Amended and Restated Bylaws (3)
4.4	Form of Certificate of Common Stock (1)
4.5	2010 Southern First Bancshares, Inc. Stock Incentive Plan (4)
4.6	Form of Award Agreement for Stock Options
4.7	Form of Award Agreement for Restricted Stock
5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP
23.1	Consent of Elliott Davis, LLC
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (contained in their opinion filed as Exhibit 5.1)
24	Power of Attorney (contained on the signature pages of this registration statement)

(1)           Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on July 27, 1999.

(2)           Incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on March 3, 2009.

(3)           Incorporated by reference to Exhibit 3.4 of the Company's Form 10-K filed March 24, 2008.

(4)           Incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A, filed April 6, 2010.